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                                                                    EXHIBIT 10.1



                          ASSET PURCHASE AGREEMENT



          This Agreement is made as of November 4, 1996, between Molmec, Inc., a Michigan corporation ("Seller") and LDM Industries Inc., d/b/a LDM Technologies, Inc., a Michigan corporation ("Buyer").


                                    PREAMBLE

          Seller is engaged in the business of manufacturing and supplying injection molded plastic parts and systems, primarily to the automotive industry (the "Business"). Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of Seller's assets used or useful in connection with, or otherwise relating to, the Business, all upon the terms and subject to the conditions set forth herein. Therefore, intending to be legally bound hereby, the parties agree as follows:



                                   AGREEMENT

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

          1.01. Purchase and Sale of Assets. On the closing date (defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's rights, title and interest in and to the following assets of Seller (collectively, the "Assets"):


               (a) the real property listed on Schedule 1.01, the buildings and other improvements constructed thereon and all other rights associated therewith (collectively, the "Real Property");


               (b) all equipment, machinery, fixtures, tools, dies, patterns, vehicles, computer hardware and software and furniture (collectively, the "Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;


               (c) all raw material, work-in-process and finished goods inventory of the Business (collectively, the "Inventory");


               (d) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names and registered and common law copyrights, and all applications therefor, used and useful in connection with the Business (collectively, the "Intellectual Property");


               (e) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas used or useful in connection with the Business;


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               (f)    all accounts receivable of the Business (the
"Receivables") and all other claims, causes of action, choses in action and rights of recovery and setoff relating to the Business or any of the Assets;


               (g) all bids, offers, leases, licenses, contracts, agreements and business arrangements relating to the Business or any of the Assets (the "Business Agreements");

               (h) all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental entity and which are necessary or desirable for the ownership or operation of the Business or the ownership, operation or use of any of the Assets (collectively, the "Business Permits");

               (i) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising materials relating to the Business and all other information relating to the Business or any of the Assets, regardless of the form in which such information appears;

               (j) all goodwill of the Business or associated with any of the Assets;

               (k)    all other assets of Seller, tangible or intangible.

          1.02. Excluded Assets. Notwithstanding any other provisions hereof, the Assets shall not include the items listed on Schedule 1.02 (the "Excluded Assets").

          1.03. Assumption of Liabilities. Seller agrees that Buyer assumes no liabilities of Seller, whether accrued, contingent, known, unknown or otherwise except for those liabilities listed on Schedule 1.03 and those liabilities that arise out of or relate to the Assets or the Business as conducted in the ordinary course of Business through the Closing Date (the "Assumed Liabilities"). Seller shall be responsible for any liabilities from acts or omissions which arise prior to the Closing Date and which are not specifically assumed by Buyer. In addition, wrongful acts and product recalls relating to any period prior to the Closing Date shall be treated as undisclosed liabilities of Seller and shall not be assumed by Buyer. Buyer shall be entitled to treat any such undisclosed liability as a liability subject to indemnification by Seller, pursuant to Section 6.01 hereof. Notwithstanding anything in this Agreement to the contrary, Buyer shall assume (a) any executory obligations of continued performance arising in the ordinary course of business under any employment contracts and all other employment relationships as they currently exist, including Seller's employment policies, and (b) the current salary bonus plan through December 31, 1996.

          1.04. Purchase Price. Subject to Section 1.05 hereof, the purchase price for the Assets (the "Purchase Price") shall be Sixty Million Dollars ($60,000,000), less the value of the Excluded Assets, plus the amount of the Assumed Liabilities pursuant to Section 1.03 hereof, plus the amount of the reserve accounts set forth on Schedule 1.05 (the amount of the reserve accounts being

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reflected in the Sixty Million Dollar cash portion of the Purchase Price).  The
Purchase Price shall be payable by Buyer as follows:

               (a) One Million Dollars ($1,000,000) in immediately available funds (the "Deposit") shall be delivered to Comerica Bank (the "Deposit Escrow Agent"), on the date this Agreement is fully executed, as evidence of Buyer's good faith, to be held and disbursed in accordance with the terms of an Escrow Agreement attached hereto as Exhibit A (the "Deposit Escrow Agreement"). The Deposit will be applied to the Purchase Price at the Closing (as defined hereafter). If Seller terminates this Agreement pursuant to Section 7.12(a)(iii), or if Buyer shall otherwise fail or refuse to complete the Closing as required by this Agreement, which may or may not result in Seller's termination of this Agreement pursuant to Section 7.12(a)(iv), then Seller shall be entitled to the Deposit and any interest thereon, in addition to any other available legal remedies. If this Agreement is terminated pursuant to Section 7.12(a)(i) or (ii), then Buyer shall be entitled to the Deposit and any interest thereon, or if Seller shall otherwise fail or refuse to complete the Closing as required by this Agreement, then Buyer shall be entitled to the Deposit and any interest thereon, in addition to any other available legal remedies.

               (b) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in immediately available funds (the "Escrow Fund") shall be delivered on the Closing Date to a federally insured commercial bank reasonably acceptable to Buyer and Seller (the "Fund Escrow Agent"), to be held or disbursed in accordance with the terms of an Escrow Agreement in substantially the form of Exhibit B (the "Fund Escrow Agreement").

               (c) Buyer shall retain from the Purchase Price an amount to be mutually determined by Buyer and Seller prior to November 22, 1996, (the "Hold-Back") to be held by the Buyer until it receives from Seller (i) written confirmation from the Michigan Employment Security Commission to the effect that all contributions, penalties and accrued interest due from Seller have been paid in full; and (ii) a certificate from the Commissioner of Revenue of the Michigan Department of Treasury stating that all taxes due to the State of Michigan including, but not limited to, single business taxes, excise taxes, sales taxes and use taxes are paid. Promptly after receipt of the items described above, Buyer will disburse the Hold-Back by delivering Seller a cashier's or certified check in the amount of the Hold-Back.

               (d) The balance in immediately available funds shall be paid to Seller on the Closing Date;


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          1.05. Adjustments to Purchase Price.

               (a)   Closing Balance Sheet.

                         (i)    Within sixty (60) days after the Closing Date,
Seller shall cause its independent accountants to deliver to Seller and Buyer an audited balance sheet for the Business as of the Closing Date (the "Closing Balance Sheet"). This Closing Balance Sheet shall reflect the net book value of the Assets purchased by Buyer, as of the Closing Date. For purposes of this Agreement, the term "net book value" shall mean an amount equal to the Assets less the Assumed Liabilities, reflected on the September 29, 1996 balance sheet or the Closing Balance Sheet, as the context indicates, with inventory being accounted for on a first in first out basis for both balance sheets. Buyer and Seller each shall (A) designate a representative to assist and shall cooperate with each other and the independent accountants in preparing the Closing Balance Sheet and (B) Buyer shall pay all costs assessed by the independent accountants in connection with preparation and delivery of the Closing Balance Sheet.

                         (ii)   The Closing Balance Sheet shall be accompanied
by a report of Seller's independent accountants stating that the Closing Balance Sheet has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior years (subject only to such exceptions thereto as agreed to by Buyer and Seller). The Closing Balance Sheet shall be based upon a physical inventory of the Assets taken by Buyer and the independent accountants and observed by Seller.

                         (iii)  The Purchase Price shall be increased or
decreased by an amount equal to the amount by which the net book value of the Assets on the Closing Date (as reflected on the audited Closing Balance Sheet) is greater than or less than the net book value of the Assets on September 29, 1996 (as reflected on Seller's financial statements for the period ended September 29, 1996).

                         (iv)   If any amount is payable by Seller to Buyer
under subsection (iii) above, Seller shall promptly pay such amount to Buyer in immediately available funds. If any amount is payable by Buyer to Seller pursuant to subsection (iii) above, Buyer shall promptly pay such amount to Seller in immediately available funds.

               (b) Consistent with past practice, Seller has established numerous reserve accounts for meeting potential liabilities and claims. These reserves are set forth on Schedule 1.05. Buyer agrees to assume all responsibility for the liabilities covered by these reserves realized after the Closing Date in excess of amounts reserved, and Seller agrees that Buyer shall be entitled to the benefit of any settlement of the reserve liability after the Closing Date in an amount less than the amounts reserved.

               (c) Seller has also established an environmental reserve account in the amount of One Hundred and Two Thousand Dollars ($102,000) for meeting potential environmental


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liabilities and claims.  Buyer may assert a claim or claims against the Escrow
Fund for any environmental liabilities or claims which exceed the environmental reserve account. Amounts claimed against the environmental reserve account or the Escrow Fund under this Paragraph shall be exempt from the $10,000 and 1% indemnification Threshold Amount established at Section 6.06 of this Agreement.

               (d) Disputes. Any dispute which may arise between Seller and Buyer as to the Closing Balance Sheet, shall be resolved in the following manner:

                    (i) The disputing party shall notify the other party in writing within fifteen (15) days after the delivery of the disputed information that it disputes the same and such notice shall specify in reasonable detail the nature of the dispute;

                    (ii) during the fifteen (15) day period following the date of such notice, the parties shall attempt to resolve their dispute and to determine the appropriateness of the information; and

                    (iii) if at the end of the fifteen (15) day period specified in subsection (ii) above, the parties shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to an independent firm of certified public accountants (or, if Buyer and Seller cannot agree on a firm to serve in such capacity, Buyer and Seller shall each select a firm and such firms shall, together, select a third firm) ("Arbitrator"), which shall act as an arbitrator and shall issue its report as to the disputed information within sixty (60) days after such dispute is referred to the Arbitrator. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne equally by Seller and Buyer. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

          1.06. Assignment of Value. Buyer and Seller shall use their best efforts to comply with the applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), by preparing a schedule to be executed at the Closing (defined below) reflecting the allocation of the total price paid to the respective Assets, which allocation shall be used by them in preparing their respective income tax returns; provided, that any failure to agree on such allocation shall not relieve either party of its obligations hereunder. Seller and Buyer agree that such allocation for all Real Property shall be at fair market value, and that the total price paid by Buyer which exceeds the net book value of the Assets will be allocated to goodwill.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Seller hereby represents and warrants to Buyer as follows:

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          2.01.   Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing in the State of Michigan. Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary.

          2.02. Authority and Authorization. Seller has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents (defined below).

          2.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by Seller and delivery will constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          2.04. No Breach, Default, Violation or Consent. Assuming that Seller obtains all necessary consents with respect to the assignment or transfer of Business Agreements, Intellectual Property and Business Permits which are listed on Schedule 5.02(c), the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents do not and will not:

               (a)    violate Seller's charter or by-laws;

               (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Business Agreement or Business Permit, or any agreement representing indebtedness for borrowed money or any trust indenture pursuant to which Seller has issued debt obligations;

               (c) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental entity (each a "Governmental Order") which names Seller or is directed to Seller, the Business or any of the Assets;

               (d) violate any law, rule, regulation, ordinance or code of any governmental entity (each a "Governmental Rule"); or

               (e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental entity, to Seller's knowledge.

          2.05. Financial Statements. Seller has previously delivered to Buyer complete copies of (a) its audited balance sheets and statements of income, retained earnings and changes in financial position as of and for its fiscal year ended December 31, 1994, including the footnotes thereto, (b) its audited balance sheets and statements of income, retained earnings and changes in financial position as of and for its fiscal year ended December 31, 1995; and
(c) its unaudited monthly balance sheets and statements of income, retained earnings and changes in financial position for the months


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of January 1996 through and including September 1996, (the "Current Financial
Statements" as to the items described in clauses (b) and (c) above, and, together with the items described in clause (a) above, the "Financial Statements"). The Financial Statements present fairly the financial condition of Seller as at the end of the periods covered thereby and the results of its operations and the changes in its financial position for the periods covered thereby, and to the best of Seller's knowledge were prepared in accordance with GAAP (except for LIFO adjustments for the Financial Statements after December 31, 1995) applied on a consistent basis throughout the periods covered thereby. Except as and to the extent otherwise disclosed in the Current Financial Statements and on Schedule 2.05, Seller has no knowledge of other material liabilities, whether direct or indirect, fixed or contingent or otherwise.

          2.06. Tax Matters.  Except as otherwise disclosed on Schedule 2.06:

                (a) all tax returns and reports required to be filed by Seller have been filed;


                (b) Seller has paid or has made adequate reserves on its books for the payment of all taxes, interest, penalties, assessments and deficiencies shown to be due on such tax returns and reports, or claimed to be due by any governmental entity, or which Seller is required to withhold on behalf of any other person or entity (each a "Person");

                (c) Seller has no knowledge of any proposed assessment of any additional taxes by any governmental entity or of any basis for any such assessment (whether or not reserved against);

                (d) the federal income tax liabilities of Seller have been finally determined by the Internal Revenue Service (the "IRS"), or the time for audit has expired, for all fiscal periods ending on or prior to December 31, 1992;

                (e) Seller is not currently being audited by any governmental entity, and no such audit is pending or, to the best of Seller's knowledge, threatened.

          2.07. Litigation. Except as otherwise disclosed on Schedule 2.07, there is no pending or, to the best of Seller's knowledge, threatened investigation, action or proceeding against Seller, the Business or any of the Assets by or before any governmental entity or arbitrator, and Seller has no knowledge of any basis for any such action or proceeding. Schedule 2.07 sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Schedule 2.07 sets forth a correct and complete list of each such investigation, action and proceeding described in the preceding sentences, the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof.


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          2.08. Absence of Certain Changes and Events.  Except as otherwise disclosed on Schedule 2.08, since December 31, 1995:

                (a) Seller has not incurred any material obligation or liability except for normal trade obligations incurred in the ordinary course of business;

                (b) no casualty, loss or damage has occurred with respect to any of the Assets, whether or not the same is covered by insurance;

                (c) Seller has not sold, transferred or otherwise disposed of any of its properties or assets or any interest therein, or agreed to do any of the foregoing, except for sales of inventory in the ordinary course of business;

                (d) no executive officer or other key employee of Seller has left his or her employment with Seller;

                (e) there has been no payment, discharge or other satisfaction of any liabilities of Seller, whether direct or indirect, fixed or contingent or otherwise, other than the satisfaction in the ordinary course of business, of liabilities reflected on the Current Financial Statements or incurred in the ordinary course of business since the Current Financial Statement Date; and

                (f) Seller has not paid any dividend or made any distribution, whether in cash, shares, or property, with respect to its capital stock, and has not increased the salary of or declared or paid a bonus to any employee earning over $50,000 per year, since September 30, 1996.

          2.09. Constituent Document and Governmental Rules. Seller is in compliance with (a) its charter and by-laws and (b) all Governmental Rules applicable to Seller, the Business or the Assets, except, in each case, for such non-compliance as, individually or in the aggregate, has not resulted in, and is not likely to result in, a material adverse change.

          2.10. Environmental Matters.  Except as otherwise disclosed on
Schedule 2.10, Seller and the Real Property are in compliance with all Environmental Laws (as hereinafter defined). All federal, state and local permits, licenses and authorizations required for present or past use of the Real Property or activities of the Seller have been obtained, are presently in effect and are listed on the attached Schedule 2.10. Seller is and has been in full compliance with all such permits, licenses and/or authorizations. Seller has not used Hazardous Materials (as hereinafter defined) on or affecting the Real Property in any manner which violates federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, treatment, handling, manufacture, transportation or disposal of Hazardous Materials ("Environmental Laws") or received any notice of any violation of Environmental Laws and, to the best of Seller's knowledge, no prior owner of the Real Property or any current or prior occupant has used Hazardous Materials on or affecting the Real Property in any manner which violates Environmental Laws, except as disclosed in those certain environmental reports prepared by ATEC Environmental Consultants, Testing


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Engineers and Consultants, McDowell & Associates, and Environmental Service &
Technologies (collectively, the "Environmental Reports"). To the best of Seller's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws except as disclosed on
Schedule 2.10. Seller is not in violation of any statute, law, regulation or ordinance for its failure to report, commence clean-up, or clean up the Hazardous Materials which are outlined in the Environmental Reports. To the best of Seller's knowledge, all of the Environmental Reports prepared on the Real Property have been provided or made available to Buyer. "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances, petroleum, petroleum by-products, toxic materials or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901, et seq.), Part 201 of the Michigan Natural Resources and Environmental Protection Act, as amended, the Michigan Environmental Response Act, as amended, and the regulations adopted in publications promulgated pursuant thereto, or any other federal, state or local governmnental law, ordinance, rule or regulation, an object of which is to regulate or improve health, safety or the environment.


          2.11   Real Property.

                 (a) Schedule 2.11 sets forth a correct and complete list of all real property currently owned or leased by the Company, together with the current uses of such property by the company and each Person who currently occupies property currently owned by the Company.

                 (b) Schedule 2.11 sets forth a correct and complete list of all leases, subleases and other material agreements or rights pursuant to which any Person has the right to occupy or use any real property owned by the company, together with the names of the lessees or other obligors thereunder, the rental or other consideration payable thereunder and the duration thereof, including any renewal options,

                 (c) Schedule 2.11 sets forth a correct and complete list of all leases, subleases and other material agreements or rights pursuant to which the Company has the right to occupy or use any real property owned by others, together with the names of the lessors or other grantors thereunder, the location of the property covered thereby, the rental or other consideration payable thereunder and the duration thereof, including any renewal options.

          2.12. Personal Property. Schedule 2.12 sets forth a correct and complete list of all leases and other agreements with annual lease payments in excess of Five Thousand Dollars ($5,000), pursuant to which Seller leases any of the Equipment, together with the names of the lessors thereunder, the personal property covered thereby, the annual rental thereunder, and the duration thereof, including any renewal options.

          2.13. Intellectual Property. Schedule 2.13 sets forth a correct and complete list of (a) all Intellectual Property, (b) all licenses or other agreements pursuant to which any Person has the right



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to use any Intellectual Property owned by Seller, together with the names of the licensors thereunder, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options, and (c) all licenses or other agreements pursuant to which Seller has the right to use any Intellectual Property owned by others, together with the names of the licensees thereunder, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options. Seller has the lawful right to use all of the Intellectual Property, and no such use infringes upon the lawful rights of any other Person. To the best of Seller's knowledge, no Person is using any Intellectual Property in a manner which infringes upon the lawful rights of Seller. The Intellectual Property is all of the Intellectual Property necessary for the operation of the Business.

          2.14. Title to Assets. Except as otherwise disclosed on Schedule 2.14, Seller has (a) good and marketable title to all Assets purported to be owned by it and (b) good leasehold title to all Assets purported to be leased by it, in each case free and clear of all liens, claims and encumbrances of any nature whatsoever (collectively, "Liens"). On the Closing Date Seller will transfer to Buyer title to the Assets free and clear of all Liens other than those marked as "Permitted Liens" on Schedule 2.14.

          2.15. Employee Benefit Plans.

                (a) Schedule 2.15 sets forth a true, correct and complete list and has attached thereto a description or an accurate copy of, each and every Employee Benefit Plan, arrangement or practice maintained by Seller to which Seller contributes, or is required to contribute or under which any employee of Seller is accruing benefits whether formal or informal, legally binding or not, and whether affecting one or more of its employees. Such Employee Benefit Plans are referred to as "Employee Benefit Plans" as defined in
Section 3(3) of ERISA.

                (b) Seller has delivered or will deliver to Buyer one copy of each of the Employee Benefit Plans and one copy of any related annuity contract, trust agreement, or other instrument to which the Employee Benefit Plans are funded.

                (c) Seller does not have any commitment whether formal or informal and whether legally binding or not, to create any additional Employee Benefit Plan, arrangement or practice, or to modify or change any such Employee Benefit Plan, arrangement or practice, except as accurately and completely described on Schedule 2.15.

                (d)    Except as disclosed in the Financial Statements and/or
Schedule 2.15, the Seller does not have any unfunded past service liability with respect to any of the Employee Benefit Plans, and the actuarially computed value of any vested benefits under any of the Employee Benefit Plans is in accordance with the most recent actuarial evaluation report relating to such plan, a true copy of which shall be delivered to Buyer.



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

               (e) The IRS has issued favorable determination letters to the effect that each Pension Plan is qualified within the meaning of Section 401 of the Code and that each related Trust is exempt under Section 501 of the Code, and Seller has no knowledge of any fact that may adversely affect the qualified status of any Pension Plan or related Trust.

               (f) To the best of Seller's knowledge, Seller has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws. employee safety laws, and fringe benefit coverage laws.

               (g) Seller has no employees who are working under any collective bargaining agreement, and Seller has no knowledge of any organizing activity that is existing or planned for the immediate future.

               (h) Seller has no Pension Plans that are subject to the jurisdiction of the Pension Benefit Guarantee Corporation (PBGC). Seller does not and has never participated in a "multi-employer plan" as defined in Section 3(37) of ERISA.

               (i) Seller has filed all required annual reports with respect to its Employee Benefit Plans on Form 5500 required to be filed with any governmental agency for each of the Employee Benefit Plans, and if applicable, certified financial statements and actuarial valuations. Copies of all the above have been or will be supplied to Buyer.

               (j) There are no actions, suits, investigations or other proceedings pending, or to the best of Seller's knowledge, threatened against any Employee Benefit Plan or trust or any fiduciary thereof, by any government agency, employee, former employee, spouse of any employee or former employee or beneficiary of any such Plan, and Seller has no knowledge or any basis for the commencement of any such proceeding.

               (k) There has been no "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code, with respect to any other Employee Benefit Plans.

               (l) Seller has complied in all material respects with the notice requirements of health insurance continuation (COBRA) with respect to employees, former employees and other beneficiaries.

               (m) If Seller terminates any employment relationships or Employee Benefit Plans in connection with this Agreement, Seller will comply with all applicable federal and state laws, rules and regulations governing the termination of employment and/or termination of the Employee Benefit Plan. Buyer anticipates offering employment to nearly all of Seller's employees. If certain of Seller's employees are not offered employment by Buyer, Buyer agrees to indemnify Seller and Seller's Shareholders for any liability arising out of the termination of said employees, and such indemnification shall be paid directly by Buyer, on a monthly basis, and shall not be paid from the



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Escrow Fund, and shall not be subject to any threshold amount.  If a transfer and assumption of employment agreements and/or Employee Benefit Plans is requested by Buyer, Seller will execute any and all documents reasonably requested by Buyer to assist in the transfer of such employment agreements and Employee Benefits Plans.

          2.16. Personnel Matters.

                (a)     Schedule 2.16 sets forth a correct and complete list of
(i) all directors and executive officers of Seller, (ii) all other employees of or consultants to Seller whose annual compensation (including bonuses and commissions) during Seller's fiscal year ended December 31, 1995 was One Hundred Thousand Dollars ($100,000) or more, (iii) the current job title or relationship to Seller of each such Person described in clauses (i) and (ii) above, and (iv) any employee benefits available to any such Person that are not generally available to employees of Seller.

                (b) Schedule 2.16 is a complete list of all employment and consulting agreements between Seller and Seller's employees and consultants. Seller's Employee Handbook represents that each employee without a written employment agreement is terminable at-will.

                (c) Except as otherwise disclosed on Schedule 2.16, since December 31, 1995, Seller has not paid any employee or consultant any compensation over and above amounts paid to such employees or consultants in the normal course of their employment with Seller.

          2.17. Insurance. Schedule 2.17 sets forth a correct and complete list of all insurance policies of which Seller is the owner, insured, loss payee or beneficiary and which relate to the Business or any of the Assets and indicates for each such policy the carrier, the risks insured against, the amounts of coverage and deductibles, the annual premium, the expiration date and any pending claims thereunder.

          2.18. Purchase Orders and Contracts. Schedule 2.18 sets forth a correct and complete list of each of the customers and suppliers of Seller whose purchases from or sales to Seller constituted five percent (5%) or more of Seller's net sales or One Million Dollars ($1,000,000) or more of net purchases, respectively, during Seller's fiscal year ended December 31, 1995, and indicates with respect to each the name, dollar volume and nature of the relationship (including the principal categories of products bought or sold). No such customer or supplier has since terminated its relationship with Seller. Seller has previously delivered to Buyer a correct and complete copy of all written purchase orders or contracts.

          2.19. Other Agreements. Schedule 2.19 lists the following contracts and other agreements to which Seller is a party:

                (a) Any agreement concerning a partnership or joint venture;

                (b) any agreement (or group of related agreements) under which is has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $5,000 under which it has imposed a security interest on any of its assets, tangible or intangible;

                (c)    any material agreement concerning noncompetition;

                (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                (e)    any collective bargaining agreement;

                (f) any agreement currently in effect under which it has advanced or loaned any amount to any of its directors, officers, or employees outside the ordinary course of business;

                (g) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $500,000.

Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 2.19 (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 2.19. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

        2.20. Status of Business Agreements. Seller has previously delivered to Buyer correct and complete copies of each Business Agreement listed on
Schedule 2.11 through Schedule 2.19. Each Business Agreement listed on any of
Schedule 2.11 through Schedule 2.19 is in full force and effect and is enforceable against Seller and, to the best of Seller's knowledge, the other parties thereto, in accordance with its terms. Seller is in compliance with each such Business Agreement. To the best of Seller's knowledge, all other parties to such Business Agreements are in substantial compliance with the terms thereof. Except as otherwise disclosed on Schedule 2.20, each Business Agreement may be assigned to Buyer without the consent of any other Person.

        2.21. Warranty and Product Liability. Substantially all of the products manufactured, sold, leased, and delivered by Seller have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller has no knowledge of any material liability for replacement or repair thereof or other damages in connection therewith, subject only to normal product returns and the reserve for product warranty claims set forth on the Current Financial Statements as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller. Substantially all of the products manufactured, sold, leased and delivered by Seller are subject to standard terms and conditions of sale or lease.

        Seller has no knowledge of any material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller.

        2.22. No Undisclosed Liabilities.  Except as otherwise disclosed on
Schedule 2.22 or in the Financial Statements, Seller does not have any liabilities or obligations, whether accrued, absolute, contingent, or otherwise, and to Seller's knowledge there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

        2.23. Quality of Inventory and Equipment. The inventory of Seller consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the most recent balance sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller. Such adjustments shall include, without limitation, any reduction resulting from the writedown or writeoff of slow-moving, obsolete, damaged, or defective inventory, as reflected on the Closing Balance Sheet. The buildings, machinery, equipment, and other tangible assets being purchased by Buyer are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

        2.24. No Union/Collective Bargaining. There are no unions or collective bargaining agreements at any plant owned or leased by Seller or at Seller's headquarters.

        2.25. Brokers. Seller has employed W.Y. Campbell & Company as its broker for this transaction. All compensation to Seller's broker shall be Seller's sole responsibility. Seller has no liability or obligation to pay any other fees or commissions to any other broker or to any finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.



                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER



        Buyer hereby represents and warrants to Seller as follows:

        3.01. Organization. Buyer is a corporation duly organized, validly existing and in good standing in the State of Michigan.

        3.02. Authority and Authorization. Buyer has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents.

        3.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by Buyer and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

        3.04. No Breach, Default, Violation or Consent. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents do not and will not:

              (a)     violate Buyer's charter or by-laws;

              (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation, or amendment of any contract, agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties or assets is bound;

              (c) breach or otherwise violate any Governmental Order which names Buyer or is directed to Buyer or any of its properties or assets;

              (d)     violate any Governmental Rule; or

              (e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental entity.

        3.05. Brokers. Buyer has no liability or obligation to pay any fees or commissions to any broker or to any finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

        3.06. Hart Scott Rodino Filing. Buyer will file its Hart Scott Rodino application no later than November 8, 1996. If Buyer does not file its Hart Scott Rodino on or before November 8, 1996, then all parties shall be relieved of their obligations hereunder, and Seller shall be free to communicate and negotiate with other potential buyers notwithstanding anything to the contrary contained in this Agreement or the Letter of Intent previously signed by Seller and Buyer. In such event, Buyer shall be entitled to a return of the deposit paid pursuant to Section 1.04(a). If Buyer files its Hart Scott Rodino application by November 8, 1996, but there has been no definitive response to such filing on or before December 20, 1996, then the Closing Date shall automatically be extended to the Friday of the first full week following receipt of governmental approval of such Hart Scott Rodino application.

                                   ARTICLE IV
                         TRANSACTIONS PRIOR TO CLOSING

        4.01. Conduct of Business Prior to Closing. At all times prior to the Closing Date, Seller shall:

              (a) operate the Business only in the ordinary course and consistent with past practice;

              (b) maintain the Real Property and Equipment in reasonably good repair and operating condition, ordinary wear and tear excepted;

              (c) maintain in full force and effect all Business Permits and insurance policies;

              (d) not sell, transfer or otherwise dispose of any of the Assets or any interest therein or agree to do any of the foregoing, except for sales of inventory in the ordinary course of business;

              (e) not incur, make, or assume any Lien, tenancy or other matter affecting title to any of the Assets;

              (f) not make, change or revoke any tax elections or make any agreement or settlement with any taxing authority;

              (g) not merge or consolidate Seller with or into any other entity or agree to do any of the foregoing;

              (h) comply with applicable Governmental Rules in all material respects;

              (i) take no action, and use its best efforts to prevent the occurrence of any event or the existence of any condition, which would result in any of Seller's representations and warranties herein not being true and correct;

              (j) not pay any dividend or make any distribution, whether in cash, shares or property, with respect to its capital stock, other than distributions to the Shareholders to reimburse the Shareholders for income taxes paid or to be paid by the Shareholders on corporate taxable income;

              (k) not amend its articles of incorporation or bylaws, capital structure or accounting practices;

              (l) not incur any liability for borrowed money or guaranty the obligation of any other person for borrowed money, except for (i) the incurrence of unsecured trade debt in the ordinary course of business consistent with past practice and (ii) advances under the existing credit facility with Comerica Bank;

               (m) grant to Buyer and its attorneys, employees, agents and designees reasonable access to the books and records and appropriate executive and managerial personnel of Seller, all during normal business hours on reasonable notice;


                (n) grant to Buyer and its attorneys, agents and designees access to the Real Property to conduct inspections, investigations, appraisals, tests and environmental site assessments of the Real Property including, but not limited to, conducting soil tests of the Real Property, borings and other tests to evaluate the environmental conditions which exist at the Real Property (including Phase I and Phase II environmental assessments and baseline environmental assessments ("BEAs") if necessary or desirable, as determined by Buyer in Buyer's sole discretion) and the Real Property's compliance with all applicable state and federal environmental laws and regulations, and determining the availability of any governmental approvals or permits. The cost of any and all such inspections, investigations, appraisals, tests and determinations shall be paid by Buyer. Further, Seller agrees and acknowledges that Buyer may submit the results of such inspections, investigations, appraisals, tests, BEAs and determinations regarding the Real Property to the Michigan Department of Environmental Quality; and

                (o) as evidence of title to the Real Property, furnish or cause to be furnished to Buyer at Seller's expense, not later than ten (10) days after the date of execution of this Agreement by Seller, the following title insurance commitments, policies and riders in preparation for the
Closing:

                       (i) with respect to each parcel of Real Property that Seller owns, an ALTA Owner's Policy of Title Insurance issued by a title insurer reasonably satisfactory to Buyer, in such amount as the Buyer reasonably may determine to be the fair market value of such Real Property (including all improvements located thereon), insuring title to such Real Property to be in the Buyer as of the Closing Date; and

                       (ii) with respect to each parcel of Real Property that Seller leases or subleases, an ALTA Leasehold Owner's Policy of Title Insurance issued by a title insurer reasonably satisfactory to Buyer in such amount as Buyer reasonably may determine, insuring title to the leasehold or subleasehold estate to be in the Buyer as of the Closing Date. Each title insurance policy delivered under Sections 4.01(o)(i) and (ii) above shall (a) insure title to the Real Property and all recorded easements benefitting such Real Property, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, and (c) if the Real Property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another.

        4.02. Casualty, Loss or Damage to Assets. If at any time prior to the Closing Date any casualty, loss or damage shall occur with respect to any Asset then Seller shall promptly inform

Buyer of the same and shall, at Buyer's option, either (a) repair or replace such Asset such that the Asset to be transferred to Buyer hereunder is in a condition at least as good as it was in immediately prior to the occurrence of such casualty, loss or damage or (b) transfer all insurance proceeds payable to Seller on account of such casualty, loss or damage to Buyer at the Closing.


        4.03. Best Efforts. The parties agree to use their reasonable best efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be necessary or advisable, or as shall be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the other Transaction Documents. Without limiting the generality of the foregoing, the parties agree to take all reasonable actions necessary in order to obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby.


                                   ARTICLE V
                         CLOSING AND CLOSING CONDITIONS


        5.01. Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place on or before December 20, 1996, at the offices of Heritier Nance, P.C., Troy, Michigan, or at such other time or place, or on such other date as the parties may mutually agree upon. At Seller's sole option, the Closing may be delayed to a date not later than January 3, 1997.
In any event the Closing shall take place on a Friday. The date on which the Closing occurs is referred to herein as the "Closing Date".


        5.02. Conditions Precedent to Obligations of Buyer. The obligations of Buyer hereunder to proceed with the Closing shall be subject to the satisfaction by Seller on or prior to the Closing Date of each of the following conditions precedent:


              (a) Accuracy of Representations and Warranties. The representations and warranties of the Seller set forth herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date.


              (b) Performance and Compliance, Seller shall have performed or complied with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.


              (c) Consents and Approvals. Seller shall have obtained or made each consent to assignment or transfer, authorization, approval, exemption, filing, registration or qualification, as are necessary for the performance of this Agreement, all of which are listed on Schedule 5.02(c).


              (d) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against Buyer by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.


                (e) Officer's Certificate. Seller shall have delivered to Buyer a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c) and (d) above have been met.


                (f)     Secretary's Certificate.    Seller shall have
 delivered to Buyer a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its charter and by-laws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors and the Shareholders approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of Seller authorized to execute and deliver this Agreement and the other Transaction Documents to which Seller is a party on behalf of Seller.


                (g) Opinion of Counsel. Seller shall have delivered to Buyer an opinion of Seller's counsel dated the Closing Date and in form and substance reasonably satisfactory to Buyer and its counsel with respect to the matters in Sections 2.01, 2.02, 2.03, 2.04 and 2.07.


                (h) Other Transaction Documents. Seller and any other parties thereto (other than Buyer) shall have executed and delivered to Buyer the following documents and such other documents and instruments, in form and substance satisfactory to Buyer and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date (together with this Agreement and any agreements listed in Section 5.03(h), the "Transaction Documents"):

                            (i)      the Fund Escrow Agreement;

                            (ii)     a Bill of Sale;

                            (iii)    Warranty Deeds;

                            (iv)     an Assignment of Patents;

                            (v)      an Assignment of Trademarks;

                            (vi)     an Assignment of Copyrights;

                            (vii)    an Assignment of Lease for the Avon plant;

                            (viii)   a Noncompetition Agreement with each of
Robert C. Leland, Jr. and Leonard G. Miller; and

                            (ix)    any required waivers or consents of third
parties.

                (i)    Business Permits.   To the extent that any Business
Permits are not transferable to Buyer, Buyer shall have obtained, or satisfied itself that it will be able to obtain, Business Permits in its own name that will permit Buyer to own, operate or use the Business and the Assets to the same extent as Seller.


                (j) Marketable Title. Seller shall hold marketable title to all real property it purports to own.


                (k) Due Diligence. Buyer shall have satisfactorily completed its due diligence investigation by November 22, 1996. Buyer shall notify Seller in writing on or prior to November 22, 1996, if it is not satisfied with the results of its due diligence investigation, whereupon all parties shall be relieved of their obligations hereunder, and Seller shall be free to communicate and negotiate with other potential buyers notwithstanding anything to the contrary contained in this Agreement or the Letter of Intent previously signed by Seller and Buyer. In such event, Buyer shall be entitled to a return of the deposit paid pursuant to Section 1.04 (a).


               (l) Hart-Scott-Rodino. Any Hart-Scott-Rodino filing made in connection with the acquisition of Assets shall have been approved by the Federal Trade Commission. Any Hart-Scott-Rodino filing fee shall be paid by the Buyer.


               (m) Certificate of Vice President - Finance. Seller shall have delivered to Buyer a certificate of its Vice President - Finance, Barry
 A. Kempa, dated the Closing Date and certifying that the Financial Statements and all subsequent unaudited monthly balance sheets and statements of income, retained earnings and changes in financial position present fairly the financial condition of Seller as at the end of the periods covered thereby and the results of its operations and the changes in its financial position for the periods covered thereby, and were prepared in accordance with GAAP, except for LIFO adjustments, applied on a consistent basis throughout the periods covered thereby.


               (n) Bulk Transfer Act. Seller shall have complied with the bulk transfer provisions of Article 6 of the Michigan Uniform Commercial Code
(UCC) as they apply to the transaction described in this Agreement. However, such compliance shall be limited to those creditors of the Seller whose claims will not be specifically assumed by Buyer pursuant to this Agreement.



        5.03 Conditions Precedent to Obligations of Seller. The obligations of Seller hereunder to proceed with the Closing shall be subject to the satisfaction by Buyer on or prior to the Closing Date of each of the following conditions precedent:

               (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date.


               (b) Performance and Compliance. Buyer shall have performed or complied with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.


               (c) Consents and Approvals. Buyer shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, as are necessary for the performance of this Agreement, if any.


               (d) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against Seller by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.


               (e) Officer's Certificate. Buyer shall have delivered to Seller a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c) and (d) above have been met.

               (f) Secretary Certificate. Buyer shall have delivered to Seller a certificate of its Secretary dated the Closing Date and certifying
 (i) that correct and complete copies of its charter and by-laws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of Buyer authorized to execute and deliver this Agreement and the other Transaction Documents to which Buyer is a party on behalf of Buyer.

               (g) Opinion of Counsel. Buyer shall have delivered to Seller an opinion of Buyer's counsel dated the Closing Date and in form and substance reasonably satisfactory to Seller and its counsel with respect to the matters in Sections 3.01, 3.02, 3.03 and 3.04.


               (h) Other Transaction Documents. Buyer shall have executed and delivered to Seller the other Transaction Documents to which Buyer is a party and such other documents and instruments, in form and substance satisfactory to Seller and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date.

               (i)     Consulting Contracts. Consulting contracts with Robert
C. Leland, Jr. and Leonard G. Miller shall have been executed providing each with no less than annual fees of $100,000, a company-supplied automobile and fully paid dues at a local country club of their choice for a period of two years from the date of the Closing. There shall be no health insurance provided under such consulting contracts.



                                 ARTICLE VI
                               INDEMNIFICATION

        6.01. Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and it directors, officers, employees and agents
(each a "Seller Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

              (a) any Excluded Assets or any liability not expressly assumed by Buyer;


              (b) any representation or warranty of Seller set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

              (c) any default by Seller in the performance or observance of any of its covenants or agreement hereunder or under any other Transaction Document; or

              (d) any investigation by any governmental entity which arises out of the conduct of the Business prior to the Closing Date.


        6.02. Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and its directors, officers, employees and agents (each a "Buyer Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

               (a)    any of the Assumed Liabilities;

               (b) any representation or warranty of Buyer set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material iinformation necessary to make such representation or warranty not misleading);

               (c) any default by Buyer in the performanance or observance or any of its covenants or agreements hereunder or under any other Transaction Document; or

               (d) any investigation by any governmental entity which arises out of the conduct of the Business after the Closing Date.

    6.03. Representation, Settlement and Cooperation. If any investigation described in Section 6.01(d) or Section 6.02(d) (each a "Proceeding") is initiated against or with respect to any Seller Indemnitee or Buyer Indemnitee (each an "Indemnitee") and such Indemnitee intends to seek indemnification from Seller on the one hand or Buyer on the other hand (each an "Indemnitor"), as applicable, under this Article on account of its involvement in such Proceeding, then such Indemnitee shall give prompt notice to the applicable Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor shall not relieve such Indemnitor of its obligations under this Article, but shall reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice. Upon receipt of such notice, such Indemnitor shall diligently defend against such Proceeding on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, that if such Indemnitor shall fail or refuse to conduct such defense, or such Indemnitee has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to such Indemnitor, or that its interests in such Proceeding are adverse to such Indemnitor's interests, then such Indemnitee may defend against such Proceeding at such Indemnitor's expense. Such Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. Such Indemnitor and Indemnitee shall cooperate with each other in the conduct of any such Proceeding.

    6.04. Notice and Satisfaction of Indemnification Claims. Indemnification claims against Seller shall be satisfied out of the Escrow Fund prior to being satisfied out of any other funds of Seller. No indemnification claim shall be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of such claim and the facts on which such claim is based or, in the case of claims to be satisfied out of the Escrow Fund, such other notice as is required by the Fund Escrow Agreement. If the Indemnitee is not Buyer or Seller, then such notice shall be given on behalf of such Indemnitee by Buyer or Seller, as applicable. Indemnification claims (other than those satisfied out of the Escrow Fund) shall be paid within thirty
(30) days after the Indemnitor's receipt of such notice and such evidence of the amount of such claim and the Indemnitor's liability therefor as the Indemnitor may reasonably request.

    6.05. Duration of Indemnification Obligations. Claims for indemnification under this Article may only be asserted until the two-year anniversary of the Closing Date, or sixty (60) days after the applicable statute of limitations period, whichever is sooner.

    6.06. Indemnification Threshold. Other than the exemption for environmental liabilities and claims set forth in Paragraph 1.05(c) of this Agreement, notwithstanding any other provision hereof, no Indemnitor shall have any indemnification obligations under this Article unless and until a claim asserted against such Indemnitor exceeds Ten Thousand Dollars ($10,000) individually, and unless and until the claims asserted against such Indemnitor which exceed Ten Thousand Dollars ($10,000), exceed one percent (1%) of the Purchase Price in the aggregate (the "Threshold Amount"). Thereafter, such Indemnitor shall be liable for all indemnification claims properly asserted against it which exceed the Threshold Amount.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

    7.01. Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.


    7.02. Assignment.

          (a) On or before the Closing Date, Buyer shall have the right to assign all of its interest in this Agreement to a subsidiary or affiliate of Buyer or any entity in which Buyer or its shareholders owns a majority of the ownership interests ("NEW CO"). In the event of such assignment, all of the provisions of this Agreement shall be applicable to and binding upon NEW CO and Seller in the same manner and to the same extent as those provisions are applicable to and binding upon Buyer and Seller.


          (b) Except as provided in Paragraph 7.02(a), neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties.

    7.03. Arbitration. Any claim or controversy arising out of or relating to this Agreement or the other Transaction Documents shall be decided exclusively by arbitration in accordance with the following:

          (a) Any arbitration proceeding shall take place in the Detroit Metropolitan Area and shall be conducted in accordance with the then current rules of the American Arbitration Association, except as otherwise specifically provided in this Section.

          (b) A party which desires to initiate an arbitration proceeding shall give notice to the other party setting forth such intention together with a description, in reasonable detail, of the underlying claim or controversy and the facts out of which such claim or controversy arose.

          (c) The parties shall have ten (10) business days after a notice described in paragraph (b) above is given to agree upon an arbitrator to conduct such proceeding. If the parties fail to so agree within such ten (10) day period then, within five (5) business days after the end of such ten (10) day period, each party shall select an arbitrator and, within ten (10) business days after the end of such five (5) day period, such two arbitrators shall select a third arbitrator. Each arbitrator must either have professional experience relating to the business or legal aspects of the subject of the arbitration or be a retired judge. No arbitrator shall (i) have any material interest in the result of the arbitration or (ii) be, or shall ever have been, an affiliate, equity holder or creditor of, or an attorney, accountant, agent or consultant for, any party to such arbitration proceeding.

          (d) The parties may obtain such discovery in connection with an arbitration proceeding as is permitted by, and in accordance with, the then current Federal Rules of Civil Procedure. The parties shall cooperate with each other in connection with any proper request for discovery by furnishing to the requesting party, within ten (10) business days after receipt of such a request (subject only to mechanical limitations of availability and reproduction facilities), copies of business and bookkeeping records, statistics and correspondence reasonably related to the subject matter of the arbitration. All duplication costs shall be borne by the party requesting the documents.

          (e) The decision of an arbitrator (or, if there are three arbitrators, the decision of any two arbitrators) shall be final and binding upon the parties, and judgment may be entered upon any such decision in any court having jurisdiction.

          (f) Attorneys' fees may be awarded to the prevailing party at the discretion of the arbitrators.

          (g) The obligations of the parties under this Section shall be specifically enforceable and shall survive any termination of this Agreement.

    7.04. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.
Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

    7.05. Expenses. Except as otherwise specifically provided herein or in any other Transaction Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents. Seller shall be responsible for the cost of the title insurance policies issued in this transaction. Buyer shall be responsible for the cost of any baseline environmental assessments. Buyer shall pay any and all real estate transfer taxes in connection with the transfer of the Real Property to Buyer. The Deposit Escrow Agent's fees and costs shall be split equally by Seller and Buyer.

    7.06. Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the other Transaction Documents without limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other.

    7.07. Governing Law. This Agreement shall be a contract under the laws of the State of Michigan and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

    7.08. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

          (a)  shall be in writing;

          (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

          (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopies showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five Business Days' prior notice:

If to Seller:                              With a copy to:

Molmec, Inc.                               Heritier Nance, P.C.
2655 E. Oakley Park Road                   5800 Crooks Road, Suite 180
Walled Lake, MI 48390-1640                 Troy, MI 48098-2830
Attn: Barry A. Kempa                       Attn: Robert L. Heritier
Telecopier No.: (810) 669-6240             Telecopier No.: (810) 828-4030

If to Buyer:                               With a copy to:
LDM Technologies, Inc.                     Michael B. Lewis
2500 Executive Hills Drive                 Kerr, Russell & Weber, P.L.C.
Auburn Hills, MI 48326                     One Detroit Center
Attn: Richard J. Nash                      500 Woodward Ave., Suite 2500
Telecopier No. (810) 858-2812              Detroit, MI 48226-3406
                                           Telecopier No. (313) 961-0388

    7.09. Publicity. Neither party shall make any press release or other public announcement regarding this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby until the text of such release or announcement has been submitted to the other party and the other party has approved the same.

    7.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    7.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

    7.12. Termination.

          (a)  This Agreement may be terminated at any time prior to the
Closing:

               (i)   by mutual agreement of Buyer and Seller;

               (ii) by Buyer if there has been a material misrepresentation by Seller hereunder, a material breach by Seller of any of its warranties or covenants set forth herein and the breach by its nature cannot be cured before the Closing Date, or if any of the conditions specified in Section 5.02 shall not have been fulfilled within the time required and shall not have been waived by Buyer;

               (iii) by Seller if there has been a material misrepresentation by Buyer hereunder, a material breach by Buyer of any of its warranties or covenants set forth herein and the breach by its nature cannot be cured before the Closing Date, or if any of the conditions specified in Section 5.03 shall not have been fulfilled within the time required and shall not have been waived by Seller; or

               (iv) by Seller if the Closing shall not have occurred on or before December 20, 1996 or such other Closing Date that Seller may have selected as permitted in Section 5.01; provided that Seller may terminate this Agreement pursuant to this subparagraph only if the Closing shall not have occurred on or prior to such date for a reason other than a failure to satisfy the conditions to Closing set forth in Section 5.02(a) through (j), and 5.02(m) through (n). In addition to such right to terminate, if the Closing shall not have occurred on or before December 20, 1996 or such other Closing Date that Seller may have selected as permitted in Section 5.01, for any reason other than (a) a material breach of Seller's representations and warranties (as set forth in Section 5.02(a)); (b) a failure to receive Hart Scott Rodino approval, or (c) Buyer's written notification to Seller prior to November 22, 1996, that it is not satisfied with the results of its due diligence investigation, then the Seller shall also be entitled to the Deposit in Section 1.04(a) and in addition Seller shall also be entitled to pursue any other available legal remedies.

          (b) If this Agreement is terminated by either Seller or Buyer as provided above, then neither party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination or which survive such termination by their own terms.
Notwithstanding anything herein to the contrary, the Confidentiality Agreement signed by Buyer shall survive any termination, and said Confidentiality Agreement is incorporated herein.

    7.13. Waivers. The due performance or observance by the parties of their respective obligations hereunder and under the other Transaction
Documents shall not be waived, and the rights and remedies of the parties hereunder and under the other Transaction Documents shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder or under any other Transaction Document may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

    7.14. Retained Contracts. To the extent that the Excluded Assets and/or Excluded Liabilities include any contracts or other agreements relating to the provision of the products or services of the Business, Buyer agrees to cooperate with Seller in performing such agreements and Seller agrees to deliver to Buyer any monies it receives under any such agreement performed by Buyer promptly upon its receipt thereof.

    7.15. Change of Seller's Name. Seller acknowledges that from and after the Closing Date it shall have no right to use its present corporate name or any trade names included in the Assets. Therefore, Seller agrees that, immediately after the Closing, it will take all such action as is necessary to change its corporate name and to otherwise permit Buyer to have the exclusive right to such corporate and trade names.

    7.16. Entire Agreement. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended only in a writing signed by both parties.

ATTEST:                                 MOLMEC, INC.


By: Robert L. Heritier                  By: Robert C. Vamos
    ------------------------------          -------------------------------
Title: ROBERT L. HERITIER               Title: ROBERT C. VAMOS, PRESIDENT
      ----------------------------            -----------------------------

[Corporate Seal]

ATTEST:                                 LDM INDUSTRIES INC., d/b/a
                                        LDM TECHNOLOGIES, INC.


By: Michael B. Lewis                    By: ???
    ------------------------------          -------------------------------
Title: MICHAEL B. LEWIS                 Title: CEO
      ----------------------------            -----------------------------

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

    THIS AMENDMENT is made this 27th day of November, 1996, between MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/n/a LDM INDUSTRIES INC.

                                   RECITALS:

    A. MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/n/a LDM INDUSTRIES INC., wish to amend the Asset Purchase Agreement which was signed by both parties on November 4, 1996.

    B. Pursuant to Section 7.01 of the Asset Purchase Agreement and in consideration of the mutual covenants and agreements set forth below, the Asset Purchase Agreement is hereby amended by both parties as follows:

                                   AMENDMENT

    1.    Section 1.03 is hereby amended in its entirety as follows:

    1.03. Assumption of Liabilities. Seller agrees that Buyer assumes no liabilities of Seller, whether accrued, contingent, known, unknown or otherwise except for those liabilities listed on Schedule 1.03 and those liabilities that arise out of or relate to the Assets or the Business as conducted in the ordinary course of Business through the Closing Date (the "Assumed Liabilities"). Seller shall be responsible for any liabilities from acts or omissions which arise prior to the Closing Date and which are not specifically assumed by Buyer. In addition, wrongful acts and product recalls relating to any period prior to the Closing Date shall be treated as undisclosed liabilities of Seller and shall not be assumed by Buyer. Buyer shall be entitled to treat any such undisclosed liability as a liability subject to indemnification by Seller, pursuant to Section 6.01 hereof. Notwithstanding anything in this Agreement to the contrary, Buyer shall assume any executory obligations of continued performance arising in the ordinary course of business under any employment contracts, but excluding the employment contracts of Robert C. Vamos and Barry A. Kempa, and excluding any employee bonus agreements.

    2. Schedule 1.03 is amended in its entirety and replaced with the attached First Amended Schedule 1.03.

    3.   Section 1.04 is amended in its entirety as follows:

    1.04 Purchase Price. Subject to Section 1.05 hereof, the purchase price for the Assets (the "Purchase Price") shall be Sixty Million Dollars ($60,000,000.00), less the value of the Excluded Assets, plus the amount of the Assumed Liabilities pursuant to Section 1.03 hereof, plus the amount of the reserve accounts set forth on Schedule 1.05 (the amount of the reserve accounts being reflected in the Sixty Million Dollar portion of the Purchase Price). The Purchase Price shall be payable by Buyer as follows:

          (a) One Million Dollars ($1,000,000) in immediately available funds (the "Deposit") has been delivered to Comerica Bank (the "Deposit Escrow Agent"), on the date the Asset Purchase Agreement was fully executed, as evidence of Buyer's good faith, to be held and disbursed in accordance with the terms of an Escrow Agreement attached to the Asset Purchase Agreement as Exhibit A and as subsequently amended (the "Deposit Escrow Agreement"). The Deposit will be applied to the Purchase Price at the Closing (as defined hereafter). If Seller terminates this Agreement pursuant to Section 7.12(a)(iii), or if Buyer shall otherwise fail or refuse to complete the Closing as required by this Agreement, which may or may not result in Seller's termination of this Agreement pursuant to Section 7.12(a)(iv), then Seller shall be entitled to the Deposit and the Additional Deposit, as defined below, if any, and any interest thereon as its sole and exclusive remedy. If this Agreement is terminated pursuant to Section 7.12(a)(i) or (ii), or if Seller shall otherwise fail or refuse to complete the Closing as required by this Agreement, then Buyer shall be entitled to the Deposit and the Additional Deposit, as defined below, if any, and any interest thereon as its sole and exclusive remedy.

If the closing shall not have occurred on or before December 20, 1996, then Buyer shall deliver an additional One Million Dollars ($1,000,000.00) in immediately available funds (the "Additional Deposit") to the Deposit Escrow Agent on December 20, 1996, as evidence of Buyer's continued good faith. The Additional Deposit will be applied to the Purchase Price at the Closing. If the Closing does not occur by January 31, 1997, then Seller shall be entitled to the Deposit and the Additional Deposit and any interest thereon as its sole and exclusive remedy.

          (b) One Million Dollars ($1,000,000) in immediately available funds (the "Escrow Fund") shall be delivered on the Closing Date to a federally insured commercial bank reasonably acceptable to Buyer and Seller (the "Fund Escrow Agent"), to be held or disbursed in accordance with the terms of an Escrow Agreement in substantially the form of Exhibit B (the "Escrow Fund Agreement").

          (c) Five Hundred Thousand Dollars ($500,000) in immediately available funds (the "Environmental Escrow Fund") shall be delivered on the Closing Date to a federally insured commercial bank reasonably acceptable to Buyer and Seller (the "Fund Escrow Agent"), to be held or disbursed in accordance with the terms of an Escrow Agreement in substantially the form of Exhibit C (the "Deco-Trim Environmental Escrow Fund Agreement").

          (d) Buyer shall retain from the Purchase Price an amount to be mutually determined by Buyer and Seller prior to the Closing (the "Hold-Back") to be held by the Buyer until it receives from Seller (i) written confirmation from the Michigan Employment Security Commission to the effect that all contributions, penalties and accrued interest due from Seller have been paid in full; and (ii) a certificate from the Commissioner of Revenue of the Michigan

Department of Treasury stating that all taxes due to the State of Michigan including, but not limited to, single business taxes, excise taxes, sales taxes and use taxes are paid. Promptly after receipt of the items described above, Buyer will disburse the Hold-Back by delivering Seller a cashier's or certified check in the amount of the Hold-Back.

          (e) The Assumed Liabilities shall be assumed by Buyer by proper instruments executed at the Closing, and the Assumed Liabilities and the reserve accounts shall be credited toward the Purchase Price.

          (f) The balance in immediately available funds shall be paid to Seller on the Closing Date.

          (g) In the event that the Closing occurs after January 7, 1997, as provided for in Section 5.01, then in addition to the Purchase Price, Buyer shall pay to Seller non-refundable interest in the amount of Eight Thousand Dollars ($8,000.00) for each day after January 7, 1997, including the day of the Closing, payable weekly in advance beginning on January 7, 1997, but prorated on a per diem basis for the week of the Closing.

    4. Schedule 2.13 is amended in its entirety and replaced with the attached First Amended Schedule 2.13.

    5.    Section 3.06 is hereby amended in its entirety as follows:

          3.06 Hart Scott Rodino Filing. As of the date of this Amendment, Buyer's Hart Scott Rodino application has been approved.

    6.    Section 4.01 (o)(iii) is hereby added as follows:

    (iii) Within seven days of Buyer's receipt of the last of the updated surveys from Seller for the real property referenced in Schedule 2.11, Buyer shall determine in its sole reasonable discretion whether (a) there are any material encroachments or encumbrances; (b) there is proper ingress and egress to each facility and compliance with zoning, building and use restrictions; (c) there are easements or rights-of-way which materially interfere with the normal and reasonable use of the real property, and (d) the aggregate real property being acquired is materially as represented by Seller to Buyer in on-site meetings between Seller and Buyer. In the event Buyer determines in its sole reasonable discretion that there is a material deficiency as set forth above, Buyer shall be permitted to terminate the Asset Purchase Agreement by written notice to Seller within said seven day period, receive a refund of its Deposit and the Additional Deposit, if any, and all accrued interest, and this Agreement shall be null, void and of no further effect. By entering into this Amendment to the Asset Purchase Agreement, Buyer is relying upon Seller's representation that the last of the updated surveys will be delivered to Buyer by Seller on or before December 9, 1996. All updated surveys shall be "as-built" surveys showing the location of the plastic injection molding facilities and all structures situated on the subject real property, along with all easements, encroachments, ingress and egress, shall contain a complete legal description by metes and bounds or lot description, shall provide a certification from a Michigan licensed land surveyor to Buyer and the applicable title company, and shall provide such other information as Buyer shall reasonably require to satisfy itself with respect to items (a) through (d) above.


    7.    Section 5.01 is hereby amended in its entirety as follows:

    5.01. Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place on or before January 7, 1997, at the offices of Heritier Nance, P.C., Troy, Michigan, or at such other time or place, or on such other date as the parties may mutually agree upon, or at Buyer's option, some other time on or before January 31, 1997, subject to the payment of interest as provided in Section 1.04(f). If the Closing has not occurred on or before January 7, 1996, then the Closing shall occur on a Friday in the month of January, so as to allow a Closing Balance Sheet to be prepared as of a Friday. The date on which the Closing occurs is referred to herein as the "Closing Date".


    8.    Section 5.02(k) is hereby amended in its entirety as follows:

          (k) Due Diligence. Subject to the exception for survey due diligence in Section 4.01(o)(iii), Buyer shall have satisfactorily completed its due diligence investigation by November 27, 1996 at 5:00 p.m., subject to the survey due diligence exceptions. Buyer shall notify Seller in writing on or prior to November 27, 1996 at 5:00 p.m., if it is not satisfied with the results of its due diligence investigation, whereupon all parties shall be relieved of their obligations hereunder, and Seller shall be free to communicate and negotiate with other potential buyers notwithstanding anything to the contrary contained in this Agreement or the Letter of Intent previously signed by Seller and Buyer. In such event, Buyer shall be entitled to a return of the Deposit and any Additional Deposit paid pursuant to Section 1.04(a), together with any interest thereon.


    9.    Section 5.02(l) is hereby amended in its entirety as follows:

          (l) Hart Scott Rodino. Any Hart Scott Rodino filing fee shall be paid by the Buyer. As of the date of this Amendment, Buyer's Hart Scott Rodino application has been approved.


    10.   Section 5.03(i) is hereby amended in its entirety as follows:

          (i) Consulting and Employment Contracts. Consulting and/or employment contracts with Robert C. Leland, Jr. and Leonard G. Miller shall have been executed providing each with annual fees of $10,000, a company-supplied automobile and fully paid dues at Bloomfield Hills Country Club (for Leland) and Orchard Lake Country Club (for Miller) for a period of two years from the date of the Closing. There shall be no health insurance provided under such consulting contracts. Non Competition Agreements with Robert C. Leland, Jr. and Leonard G. Miller shall have been executed providing each with annual fees of $90,000, for a period of two years from the date of the Closing. The term of the Non Competition agreement shall be four years from the Closing. An employment contract with Barry A. Kempa for two (2) years shall have been executed providing for 18 months of severance pay in the event of a voluntary termination of employment within the first six months after the Closing or in the event of a termination of employment without cause by Buyer during the term of the contract.


    11.  Section 7.12(a)(iv) is hereby amended in its entirety as follows:

         (a)  This Agreement may be terminated at any time prior to the
Closing:

                                    * * *

              (iv) by Seller if the Closing shall not have occurred on or before January 31, 1997, provided that Seller may terminate this Agreement pursuant to this subparagraph only if the Closing shall not have occurred on or prior to such date for a reason other than a failure to satisfy the conditions to Closing set forth in Section 5.02(a) through (k), and 5.02(m) through (n).
In addition to such right to terminate, if the Closing shall not have occurred on or before January 31, 1997, for any reason other than (a) a material breach of Seller's representations and warranties (as set forth in Section 5.02(a));
(b) Buyer's written notification to Seller prior to November 27, 1996 at 5:00 p.m., that it is not satisfied with the results of its due diligence investigation; or (c) Buyer's written notification to Seller pursuant to Section
4.01 (o)(iii) that there is a material deficiency under the survey due diligence exception, then the Seller shall also be entitled to the Deposit and the Additional Deposit and any interest thereon as described in Section 1.04(a).

    12.  Section 1.05 (c) is hereby amended in its entirety as follows:

         (c) Buyer may assert a claim or claims against the Deco-Trim Environmental Escrow Fund for environmental liabilities or claims as provided in
Section 6.07, and such amounts claimed shall not be subject to the $10,000 and 1% indemnification Threshold Amount established at Section 6.06 of this Agreement for non-environmental claims.

    13.  Section 7.05 is hereby amended in its entirety as follows:

         7.05. Expenses. Except as otherwise specifically provided herein or in any other Transaction Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents. Seller shall be responsible for the cost of the title insurance policies issued in this transaction and related surveys. Buyer shall be responsible for the cost of any baseline environmental assessments. Buyer shall pay any and all real estate transfer taxes in connection with the transfer of the Real Property to Buyer. Buyer will pay direct expenses involved with the assumption by Buyer of the Industrial Revenue Bond on the Hartland facility, such as an opinion of bond counsel, letter of credit fee, etc..., but Seller agrees to cooperate with the necessary parties to effect the assumption of the Industrial Revenue Bond by Buyer. The Deposit Escrow Agent's fees and costs shall be split equally by Seller and Buyer.

    14.  Section 1.05(a)(i) is hereby amended in its entirety as follows:

         (a)  Closing Balance Sheet.

              (i) Within sixty (60) days after the Closing Date, Seller shall cause its independent accountants to deliver to Seller and Buyer an audited balance sheet for the Business as of the Closing Date (the "Closing Balance Sheet"). This Closing Balance Sheet shall reflect the net book value of the Assets purchased by Buyer, as of the Closing Date, but if the Closing Date is between December 31, 1996 and January 7, 1996, the Closing Balance Sheet shall reflect the net book value of the Assets purchased by Buyer, as of December 31, 1996. For purposes of this Agreement, the term "net book value" shall mean an amount equal to the Assets less the Assumed Liabilities, reflected on the September 29, 1996 balance sheet or the Closing Balance Sheet, as the context indicates, with inventory being accounted for on a first in first out basis for both balance sheets. In addition, the Closing Balance Sheet will not include any environmental reserve. Buyer and Seller each shall designate a representative to assist and shall cooperate with each other and the independent accountants in preparing the Closing Balance Sheet, and Buyer shall pay all costs assessed by the independent accountants in connection with preparation and delivery of the Closing Balance Sheet.

    15. The Deposit Escrow Agreement attached as Exhibit A to the Asset Purchase Agreement is hereby amended in its entirety and replaced with the attached Second Amendment to Escrow Agreement (Exhibit A).

    16.  Section 5.02(h)(vii) is hereby amended in its entirety as follows:

         (vii) an Assignment of Lease for the Avon plant, together with a statement from Seller, certified to Buyer, that Seller is in compliance with its obligations under Paragraph 7 of the Lease with respect to environmental matters, such as: not contaminating the site, taking all actions necessary to investigate, and clean up and elimination of the source of any past or present contamination. In addition, Seller shall obtain a certificate from the Landlord indicating that the building is in compliance with "first-class order and repair", as required by the Lease, and that the Landlord has made no request that Tenant perform any work or make any repairs in the preceding 60 days. Notwithstanding the above, if the Lease is amended to the satisfaction of the Buyer, and if appropriate acknowledgments are provided by Landlord which eliminate the Tenant's duty to repair, maintain, and/or improve the building, then the necessity of such Seller statement and Landlord certificate may be waived by Buyer.

    17.  Section 6.06 is hereby amended in its entirety as follows:

         6.06. Indemnification Threshold. Except for environmental claims generally and separate provisions for environmental liabilities at the Deco Trim plant set forth in Section 6.07 of this Agreement, notwithstanding any other provision hereof, no Indemnitor shall have any indemnification obligations under this Article unless and until a claim asserted against such

Indemnitor exceeds Ten Thousand Dollars ($10,000) individually, and unless and until the claims asserted against such Indemnitor which exceed Ten Thousand Dollars ($ 10,000), exceed one percent (1%) of the Purchase Price in the aggregate (the "Threshold Amount"). Thereafter, such Indemnitor shall be liable for all indemnification claims properly asserted against it which exceed the Threshold Amount. Buyer may assert a claim or claims against the Escrow Fund for any environmental liabilities or claims related to any of the Real Property, with the exception of the Deco-Trim facility.


    18.  Section 6.07 is hereby inserted as follows:

         6.07. Environmental Escrow. Seller shall defend, indemnify and hold harmless Buyer and its shareholders, directors, officers, employees and agents (each a "Seller Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that arise out of or in connection with any environmental matter relating to the Real Property owned or leased by Seller.

              (a) An Environmental Escrow Fund is established in
Section 1.04(c) to satisfy the cost of environmental claims at the Deco-Trim facility only. The Seller and its shareholders, directors, officers, employees and agents shall have no personal liability to a Seller Indemnitee for any environmental claims.

              (b) Claims for indemnification under this Section may only be asserted until the six year anniversary of the Closing Date. In the event there are funds remaining in the Environmental Escrow Fund after the remediation of the Deco-Trim property has been completed to the reasonable satisfaction of Buyer and the Michigan Department of Environmental Quality ("DEQ"), such excess shall be paid to Seller at or prior to the end of the six year anniversary of the Closing Date, if no other environmental claims have been made and remain outstanding. The work at the Deco-Trim plant shall be deemed completed when the DEQ provides Seller with a "clean closure" letter, or substantial equivalent, all wells are decommissioned and removed, the site does not require further remediation, and Buyer has given its written approval of the remediation, which written approval shall not be unreasonably withheld in the event the aforementioned DEQ approval is received and all wells are decommissioned and removed. Seller's environmental consultant shall keep Buyer's environmental consultant apprised of the remediation process via periodic written progress reports, provided not less than every six months.

              (c) The funds in the Deco-Trim Environmental Escrow Fund shall be released periodically and payable direct to Seller's environmental consultant (currently Clayton Environmental) upon approval by Buyer's environmental consultant (currently IT Corporation) after Buyer's environmental consultant approves the request for payment and invoices. Buyer's environmental consultant shall be reasonable and cooperative with respect to exercising its approval of Seller's environmental consultant's request for payment of invoices. After the Closing, all costs of Seller's and Buyer's environmental consultants shall be paid from the Deco-Trim Environmental Escrow Fund. Seller and Buyer shall be permitted to change their respective environmental consultants with other environmental consultants, if the other party reasonably approves of such successor environmental consultant.

              (d) Seller hereby agrees to indemnify, defend and hold harmless Buyer for any and all actions, demands, lawsuits, complaints or claims relative to (i) Buyer's involvement in the oversight of this environmental remediation, and (ii) the contaminated groundwater at the Deco-Trim facility, surrounding property and contiguous property and/or the environmental condition of the site and adjoining sites, whether known or unknown, whether brought by the DEQ, a third party, a citizens group, or Buyer for Seller's failure to properly implement the remediation contemplated herein.

              (e) If Seller fails or refuses to direct the payment of funds necessary to complete the remediation or satisfaction of environmental claims to the satisfaction of Buyer, then Buyer may make claims against the Deco-Trim Environmental Escrow Fund in the same manner as Seller, as provided in the Deco-Trim Environmental Escrow Agreement. In such case, Seller shall receive notice of Buyer's filed claim against the Fund, in the same manner as Buyer would receive for claims made by Seller.

    19.  Section 1.06 is hereby amended in its entirety as follows:

         1.06. Assignment of Value. Buyer and Seller shall use their best efforts to comply with the applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), by preparing a schedule to be executed at the Closing (defined below) reflecting the allocation of the total price paid to the respective Assets, which allocation shall be used by them in preparing their respective income tax returns; provided, that any failure to agree on such allocation shall not relieve either party of its obligations hereunder. Seller and Buyer agree that such allocation for all Real Property shall, at Buyer's option, be at fair market value, and that the total price paid by Buyer which exceeds the net book value of the Assets will be allocated to goodwill.

    20.  Section 2.15 (m) is hereby amended in its entirety as follows:

         (m) If Seller terminates any employment relationships or Employee Benefit Plans in connection with this Agreement, Seller will comply with all applicable federal and state laws, rules and regulations governing the termination of employment and/or termination of the Employee Benefit Plan. Buyer anticipates offering employment to nearly all of Seller's employees. If certain of Seller's employees are not offered employment by Buyer, Buyer agrees to indemnify Seller and Seller's Shareholders for any liability arising out of the termination of said employees (excluding Robert C. Vamos and Barry A. Kempa), and such indemnification shall be paid directly by Buyer, on a monthly basis, and shall not be paid from the Escrow Fund, and shall not be subject to any threshold amount. Buyer and Seller specifically agree that Buyer will not be liable for any amounts owed currently or in the future to Vamos and Kempa under their current employment contracts with Seller. If a transfer and assumption of employment agreements and/or Employee Benefit Plans is requested by Buyer, Seller will execute any and all documents reasonably requested by Buyer to assist in the transfer of such employment agreements and Employee Benefits Plans.

    21.  Section 6.05 is hereby amended in its entirety as follows:

         6.05. Duration of Indemnification Obligations. Claims for indemnification under this Article may only be asserted until the two-year anniversary of the Closing Date, or sixty (60) days after the applicable statute of limitations period, whichever is sooner, except that environmental claims shall be subject to the limitation period set forth in Section 6.07.


    Except for the above amended provisions, the parties reaffirm all of the provisions of the Asset Purchase Agreement dated November 4, 1996 and the same shall remain in full force and effect.



ATTEST:                          MOLMEC, INC.

By: ???                          By: Robert C. Vamos
   ----------------------------     -----------------------------
Title:                           Title: President
      -------------------------        --------------------------



[Corporate Seal]


ATTEST:                          LDM TECHNOLOGIES, INC., d/b/a
                                 LDM INDUSTRIES INC.

By: ???                          By: Joe Balous
   ----------------------------     -----------------------------
Title:                           Title: Chairman
      -------------------------        --------------------------

                              SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

    THIS SECOND AMENDMENT is made this 23 day of December, 1996, between MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/k/a LDM INDUSTRIES INC.

                                   RECITALS:

    A. MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/k/a LDM INDUSTRIES INC., wish to amend the Asset Purchase Agreement dated November 4, 1996, and amended via that certain First Amendment to Asset Purchase Agreement dated November 27, 1996.

    B. Pursuant to Section 7.01 of the Asset Purchase Agreement and in consideration of the mutual covenants and agreements set forth below, the Asset Purchase Agreement, as amended, is hereby further amended by both parties as follows:

                                  AMENDMENT

    1. The fourth sentence of Section 2.10, entitled Environmental Matters, is hereby deleted and the following sentence is inserted in its place:

         Seller has not used Hazardous Materials (as hereinafter defined) on or affecting the Real Property in any manner which violates federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, treatment, handling, manufacture, transportation or disposal of Hazardous Materials ("Environmental Laws") or received any notice of any violation of Environmental Laws and, to the best of Seller's knowledge, no prior owner of the Real Property or any current or prior occupant has used Hazardous Materials on or affecting the Real Property in any manner which violates Environmental Laws, except as disclosed in those certain environmental reports prepared by ATEC Environmental Consultants, Testing Engineers and Consultants, McDowell & Associates and Clayton Environmental (collectively, the "Environmental Reports").

    2. New Section 4.04, entitled Environmental Work Prior to Closing is hereby added which reads as follows:

         4.04. Environmental Work Prior to Closing. Seller hereby agrees to perform the surficial soil cleanup referenced in the various International Technology Corporation Environmental Site Assessments ("IT ESAs") prior to Closing. Seller shall sign all manifests necessary or appropriate for the transport of the contaminated soil associated with the surficial soil removal operations.

         Seller shall be responsible for any and all testing and analysis of the contaminated soils, and shall be solely responsible for the selection of the landfill for disposal of the contaminated soil. The disposal of the contaminated soil shall be done in compliance with all applicable laws, rules and regulations.

    3. New Section 7.17, entitled Environmental Work to be Begun Prior to Closing and Completed After Closing, is hereby added which reads as follows:

         7.17. Environmental Work to be Begun Prior to Closing and Completed After Closing. Seller shall be responsible for the diligent implementation of the Remedial Action Plan, obtaining clean closure and decommissioning all wells at the Deco-Trim property, all at Seller's cost, which costs shall be paid out of the Environmental Escrow Fund. Seller shall be responsible for diligently obtaining the "clean closure" letter, or substantial equivalent, from the Michigan Department of Environmental Quality ("DEQ"). Seller has provided Buyer with a copy of the proposed Remedial Action Plan submitted to the DEQ and shall provide Buyer with the written approval of the Remedial Action Plan provided by the DEQ upon receipt, as well as any other correspondence to or from the DEQ concerning the approval, implementation or amendment to the Remedial Action Plan. Seller shall also provide Buyer with any amendments to the Remedial Action Plan and all sampling and analytical data.



     Except for the above amended provisions, the parties reaffirm and ratify all of the terms, conditions and provisions of the Asset Purchase Agreement dated November 4, 1996, and the First Amendment to Asset Purchase Agreement dated November 27, 1996, and the same shall remain in full force and effect.



ATTEST:                             MOLMEC, INC.

By:  ???                            By: Leonard G. Miller
   -----------------------------       ------------------------------
Title:                              Title: Vice President Engineering
      --------------------------          ---------------------------

                                    By: Robert C. Vamos
                                       ------------------------------
                                    Title: President
                                          ---------------------------

[Corporate Seal]

ATTEST:                             LDM TECHNOLOGIES, INC., d/b/a and
                                    f/k/a LDM INDUSTRIES INC.


By:  ???                            By: ???
    ----------------------------       ------------------------------
Title:                              Title: Chairman/Secretary
      --------------------------          ---------------------------

                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

    THIS THIRD AMENDMENT is made this 21 day of January, 1997, between MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/k/a LDM INDUSTRIES INC.

                                   RECITALS:

    A. MOLMEC, INC., and LDM TECHNOLOGIES, INC., d/b/a and f/k/a LDM INDUSTRIES INC., wish to amend the Asset Purchase Agreement which was signed by both parties on November 4, 1996, as subsequently amended by a First Amendment dated November 27, 1996 and a Second Amendment dated December 23, 1996.

    B. Pursuant to Section 7.01 of the Asset Purchase Agreement and in consideration of the mutual covenants and agreements set forth below, the Asset Purchase Agreement is hereby amended by both parties as follows:

                                  AMENDMENT

    1.    Section 1.01 is hereby amended in its entirety as follows:

    1.01. Purchase and Sale of Assets. On the closing date (defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's rights, title and interest in and to the following assets of Seller (collectively, the "Assets"):

          (a) the real property listed on Schedule 1.01, the buildings and other improvements constructed thereon and all other rights associated therewith (collectively, the "Real Property");

          (b) all equipment, machinery, fixtures, tools, dies, patterns, vehicles, computer hardware and software and furniture (collectively, the "Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;

          (c) all raw material, work-in-process and finished goods inventory of the Business (collectively, the "Inventory");

          (d) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names and registered and common law copyrights, and all applications therefor, used and useful in connection with the Business (collectively, the "Intellectual Property");

          (e) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas used or useful in connection with the Business;

          (f) all accounts receivable of the Business (the "Receivables") and all other claims, causes of action, choses in action and rights of recovery and setoff relating to the Business or any of the Assets;

         (g) all bids, offers, leases, licenses, contracts, agreements and business arrangements relating to the Business or any of the Assets (the "Business Agreements");

         (h) all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental entity and which are necessary or desirable for the ownership or operation of the Business or the ownership, operation or use of any of the Assets (collectively, the "Business Permits");

         (i) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising materials relating to the Business and all other information relating to the Business or any of the Assets, regardless of the form in which such information appears;

         (j) all goodwill of the Business or associated with any of the Assets;

         (k)  all other assets of Seller, tangible or intangible.

         (l) all cash, cash equivalents and amounts held on deposit in all savings, checking, money market, investment and other similar accounts.

    2. Schedule 1.02 is amended in its entirety and replaced with the attached First Amended Schedule 1.02.

    3. The first paragraph of Section 1.04 is amended in its entirety as follows:

    1.04 Purchase Price. Subject to Section 1.05 hereof, the purchase price for the Assets (the "Purchase Price") shall be Sixty Million Dollars ($60,000,000.00), less the value of the Excluded Assets (which Buyer and Seller stipulate to be Three Hundred Fifty Thousand Dollars ($350,000.00) for purposes of the Closing until the actual value is determined as of the date of the Closing per Section 1.05 (a) (iii)), plus the amount of the Assumed Liabilities pursuant to Section 1.03 hereof, plus the amount of the reserve accounts set forth on Schedule 1.05 (the amount of the reserve accounts being reflected in the Sixty Million Dollar portion of the Purchase Price). The Purchase Price shall be payable by Buyer as follows:

    4.   Section 1.04(d) is amended in its entirety as follows:

         (d)  Buyer shall retain from the Purchase Price Fifty Thousand
Dollars ($50,000.00) (the "Hold-Back") to be held by the Buyer until it receives from Seller (i) written confirmation from the Michigan Employment Security Commission to the effect that all contributions, penalties and accrued interest due from Seller have been paid in full; and (ii) a certificate from the Commissioner of Revenue of the Michigan Department of Treasury stating that all taxes due to the State of Michigan including, but not limited to, single business taxes, excise taxes, sales taxes and use taxes are paid. Promptly after receipt of the items described above, Buyer will disburse the Hold-Back by delivering Seller a cashier's or certified check in the amount of the Hold-Back.

    5.   Section 1.04(h) is hereby added as follows:

         (h) In the event that the Closing occurs after January 17, 1997, as provided for in Section 5.01, but prior to January 24, 1997, then in addition to the Purchase Price and the interest provided for in Section 1.04(g), Buyer shall pay to Seller at Closing a payment in the amount of Three Thousand Dollars ($3,000.00) (the "Balance Sheet Adjustment Fee") for each day after January 17, 1997, up to and including the day of the Closing. In the event that the Closing occurs after January 24, 1997, as provided for in
Section 5.01, but prior to January 31, 1997, then in addition to the Purchase Price and the interest provided for in Section 1.04(g), Buyer shall pay to Seller at Closing a Balance Sheet Adjustment Fee in the amount of Three Thousand Dollars ($3,000.00) for each day after January 24, 1997, up to and including the day of the Closing. If the Closing occurs on January 24, 1997, or on January 31, 1997, there shall be no Balance Sheet Adjustment Fee.

    6.   Section 1.05(a)(i) is hereby amended in its entirety as follows:

         (a)  Closing Balance Sheet.

         (i) Within sixty (60) days after the Closing Date, Seller shall cause its independent accountants to deliver to Seller and Buyer an audited balance sheet for the Business ("Closing Balance Sheet") as of the Closing Balance Sheet Date, which shall be determined as follows: if the Closing occurs on or between January 17, 1997 and January 23, 1997, the Closing Balance Sheet Date shall be January 17, 1997; if the Closing occurs on or between January 24, 1997 and January 30, 1997, the Closing Balance Sheet Date shall be January 24, 1997; if the Closing occurs on January 31, 1997, the Closing Balance Sheet Date shall be January 31, 1997. The Closing Balance Sheet shall reflect the net book value of the Assets purchased by Buyer, as of the Closing Balance Sheet Date. For purposes of this Agreement, the term "net book value" shall mean an amount equal to the Assets less the Assumed Liabilities, reflected on the September 29, 1996 balance sheet or the Closing Balance Sheet, as the context indicates, with inventory being accounted for on a first in first out basis for both balance sheets. In addition, the Closing Balance Sheet will not include any environmental reserve. Buyer and Seller each shall designate a representative to assist and shall cooperate with each other and the independent accountants in preparing the Closing Balance Sheet, and Buyer shall pay all costs assessed by the independent accountants in connection with preparation and delivery of the Closing Balance Sheet.

    7.   Section 1.05(a)(iii) is hereby amended in its entirety as follows:

         (iii) The Purchase Price shall be increased or decreased by an amount equal to the amount by which the net book value of the Assets on the Closing Balance Sheet Date (as reflected on the audited Closing Balance Sheet) is greater than or less than the net book value of the Assets on September 29, 1996 (as reflected on Seller's financial statements for the period ended September 29, 1996). The Purchase Price shall also be increased or decreased by the difference between the actual value of the Excluded Assets and the stipulated value for purposes of the closing of Three Hundred Fifty Thousand Dollars ($350,000.00), but only if the difference is greater than One Thousand Dollars ($1,000.00). The actual value of the Excluded Assets shall be determined within sixty (60) days after the closing by the insurance companies which issued the policies.

    8. The first paragraph of Section 2.04 and Section 2.04(b) are hereby amended in their entirety as follows:

         2.04 No Breach, Default, Violation or Consent.  Assuming that
Seller obtains all consents with respect to the assignment or transfer of Business Agreements, Intellectual Property and Business Permits which are listed on Schedule 5.02(c) (except for the two (2) Seeber licenses disclosed on Schedule 2.13 for which prior written consent has been waived by Buyer), the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents do not and will not:


                                     ***


         (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Business Agreement or Business Permit, or any agreement representing indebtedness for borrowed money or any trust indenture pursuant to which Seller has issued debt obligations, except as previously disclosed to Buyer with respect to the License Agreements with Seeber;

    9.   Section 5.01 is hereby amended in its entirety as follows:

    5.01. Closing.  The Closing of the transaction contemplated hereby
(the "Closing") shall take place on or before January 31, 1997, at the offices of Heritier Nance, P.C., Troy, Michigan, or at such other time or place, or on such other date as the parties may mutually agree upon, subject to the payment of interest as provided in Section 1.04(f) and the Balance Sheet Adjustment Fee as provided in Section 1.04(h). The date on which the Closing occurs is referred to herein as the "Closing Date".

    10.  Section 5.02(c) is hereby amended in its entirety as follows:

    (c) Consent and Approvals. Seller shall have obtained or made each consent to assignment or transfer, authorization, approval, exemption, filing, registration or qualification, as are listed on Schedule 5.02(c).

    11. Schedule 5.02(c) is amended in its entirety and replaced with the attached First Amended Schedule 5.02(c).

    Except for the above amended provisions, the parties reaffirm all of the provisions of the Asset Purchase Agreement dated November 4, 1996 and the Amendments thereto and the same shall remain in full force and effect.




ATTEST:                                  MOLMEC, INC.


By:  ???                                 By:  ???
    --------------------------------         -------------------------------
Title:                                   Title:  Secretary
        ----------------------------            ----------------------------


[Corporate Seal]

ATTEST:                                  LDM TECHNOLOGIES, INC., d/b/a
                                         LDM INDUSTRIES INC.


By:  ???                                 By:  ???
    --------------------------------         -------------------------------
Title: ???                               Title:  ???
      ------------------------------            ----------------------------

                                FIRST AMENDED
                                SCHEDULE 1.02



                               Excluded Assets



All life insurance policies insuring Robert C. Leland, Jr. and Leonard
G. Miller.

                                FIRST AMENDED
                              SCHEDULE 5.02(c)


                           Consents and Approvals



1. Consent to Assignment of Lease by Owner of Real property leased in Rochester Hills, Michigan, as disclosed on Schedule 2.11(c).

2. Consent to Assignment of purchase orders by the ten largest customers of Molmec.

3.  Hart Scott Rodino filing.

4.  Michigan Department of Treasury Form L-2460. Property Transfer Affidavit.